EXHIBIT 32.1

Certificate pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

In connection with the Annual Report of U.S. NeuroSurgical Holdings, Inc. on Form 10-K for the period ending December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alan Gold, President and Chief Executive Officer of U.S. NeuroSurgical Holdings, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of U.S. NeuroSurgical, Inc.

/s/ Alan Gold
Alan Gold
President & Chairman of the Board
March 31, 2017